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                                                                   Exhibit 3-133
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                                                                      FILED
                                                                  JUN 29 1993
                                                               IN THE OFFICE OF
                                                              SECRETARY OF STATE
                                                                 WEST VIRGINIA


                            ARTICLES OF INCORPORATION

                                       OF

                                GMA-MADISON, INC.


   The undersigned, acting as incorporators of a corporation under Section 27,
Article 1, Chapter 31 of the Code of West Virginia, adopt the following Articles of Incorporation of such corporation, filed in duplicate:

   I. The undersigned agree to become a corporation by the name of GMA-Madison, Inc.

   II. The address of the principal office of said corporation will be located at 1369 Stewartstown Road, Morgantown, Monongalia County, West Virginia, 26505.

  III. The purpose or purposes for which this corporation is formed are as follows:

    (a) To operate and conduct any business of the corporation and to do and perform all such acts, things and business as may be necessary, incidental to or convenient in and about the conduct of such business; and

    (b) To have and exercise, without limitation hereof, all other powers conferred upon a corporation pursuant to and under Section 8, Article 1, Chapter 31 of the West Virginia Code.

   IV. The amount of the total authorized capital stock of the corporation will be Five Thousand Dollars ($5,000.00), which shall be divided into one thousand (1,000) shares of common voting stock of the par value of Five Dollars ($5.00) each.

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   V. The names and addresses of the incorporators and the number of shares subscribed by such incorporators are as follows:

             Name                        Address               No. of Shares
             ----                        -------               -------------
      Mark R. Nesselroad            1369 Stewartstown Road          1
                                    Morgantown, WV 26505

      Glenn T. Adrian               1369 Stewartstown Road          1
                                    Morgantown, WV 26505


   VI.  The existence of this corporation is perpetual.

   VII. The address of the initial registered office of the corporation is 1369 Stewartstown Road, Morgantown, West Virginia, 26505, and the name of its initial registered agent at such address is Mark R. Nesselroad.

   VIII. The number of Directors constituting the initial Board of Directors of the corporation is two (2), and the names and addresses of the persons who are to serve as Directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

              Name                    Address
              ----                    -------
      Mark R. Nesselroad              1369 Stewartstown Road
                                      Morgantown, WV 26505

      Glenn T. Adrian                 1369 Stewartstown Road
                                      Morgantown, WV 26505


   The undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this ARTICLES OF INCORPORATION, and have accordingly hereunto set their hands this 15th day June, 1993.



                                                         /s/ Mark R. Nesselroad
                                                         -----------------------
                                                         Mark R. Nesselroad




                                                         /s/ Glenn T. Adrian
                                                         -----------------------
                                                         Glenn T. Adrian


                                       2

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STATE OF WEST VIRGINIA,

COUNTY OF MONONGALIA, to-wit:

    I, David A. Dlugos, a Notary Public within and for the County and State aforesaid, hereby certify that Mark R. Nesselroad and Glenn T. Adrian, whose names are signed to the foregoing Articles, bearing date the 15th day of June, 1993, this day personally appeared before me in my said County and acknowledged their signatures to same.

    Given under my hand and official seal this the 15th day of June, 1993.

    My commission expires: February 11, 1997



                                                      /s/ [graphic of signature]
                                                      --------------------------
                                                            Notary Public

(NOTARIAL SEAL)

[graphic omitted]

Articles of Incorporation prepared by:

   Louis E. Enderle, Jr.
   Steptoe & Johnson
   Clarksburg, WV 26301


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